Form N-SAR

Sub-Item 77Q1(e)
Copies of new or amended Registrant investment advisory contracts
2-34393, 811-1879

Form of Janus Investment Fund Investment Advisory Agreement - Janus Real Return Allocation Fund is incorporated herein by reference to Exhibit (d)(192) to Post-Effective Amendment No. 152 to Janus Investment Fund registration statement on Form N-1A, filed on May 13, 2011; accession number 0000950123-11-049637 (File No. 2-34393). Since the filing thereof, the Janus Investment Fund Investment Advisory Agreement has been signed by Stephanie Grauerholz-Lofton and Heidi W. Hardin.

Form of Janus Investment Fund Investment Advisory Agreement - Janus Real Return Subsidiary, Ltd. is incorporated herein by reference to Exhibit (d)(193) to Post-Effective Amendment No. 152 to Janus Investment Fund registration statement on Form N-1A, filed on May 13, 2011; accession number 0000950123-11-049637 (File No. 2-34393). Since the filing thereof, the Janus Investment Fund Investment Advisory Agreement has been signed by Stephanie Grauerholz-Lofton and Heidi W. Hardin.

Form of Janus Investment Fund Sub-Advisory Agreement - Janus Real Return Allocation Fund is incorporated herein by reference to Exhibit (d)(194) to Post-Effective Amendment No. 152 to Janus Investment Fund registration statement on Form N-1A, filed on May 13, 2011; accession number 0000950123-11-049637 (File No. 2-34393). Since the filing thereof, the Janus Investment Fund Sub-Advisory Agreement has been signed by John B. Brynjolfsson and Heidi W. Hardin.

Form of Janus Investment Fund Sub-Advisory Agreement - Janus Real Return Subsidiary, Ltd. is incorporated herein by reference to Exhibit (d)(195) to Post-Effective Amendment No. 152 to Janus Investment Fund registration statement on Form N-1A, filed on May 13, 2011; accession number 0000950123-11-049637 (File No. 2-34393). Since the filing thereof, the Janus Investment Fund Sub-Advisory Agreement has been signed by John B. Brynjolfsson and Heidi W. Hardin.